                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                              ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF

                        THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported)  July 31, 1997



                  NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION

         (Exact name of small business issuer as specified in its charter)


         Nevada                    0-25344              25-1741216

  (State or other juris-       (Commission file       (I.R.S. Employer
  diction of organization)         number)            Identification No.)


       1315 Greg Street, Suite 103, Sparks, Nevada         89431

         (Address of principal executive offices)        (Zip Code)


   Registrant's telephone number, including area code  (702) 356-2315

                               Not Applicable

         (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant.

     Effective July 28, 1997, Coopers & Lybrand, LP ("Coopers") notified National Medical Financial Services Corporation (the "Corporation") that they have resigned from their auditor-client relationship with the Corporation. Cooper's report on the Corporation's financial statements during the two most recent fiscal years and all subsequent interim periods preceding the date hereof contained no adverse opinion or a disclaimer of opinions, and was not qualified as to uncertainty, audit scope or accounting principles. The decision to resign from the relationship was accepted and approved by the Corporation's Audit Committee.

     During the last two years and the subsequent interim periods to the date hereof, there were no disagreements between the Corporation and Coopers on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     None of the "reportable events" described in Item 304(a)(1)(ii) occurred with respect to the Corporation within the last two fiscal years and the subsequent interim periods to the date hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION
                               -----------------------------------------------
                                                (Registrant)


Date:  July 31, 1997           By:  /s/ Robert W. Horner, Jr.
                                  --------------------------------------
                                  Robert W. Horner, Jr., Vice President,
                                    Chief Financial Officer, Secretary
                                    and Treasurer



                                       3